Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS SECOND QUARTER 2005
FINANCIAL RESULTS

LOS ANGELES, August 2, 2005 - Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the second quarter ended June 30, 2005.

Significant Second Quarter and Recent Events

•	Completed the acquisition of San Diego Tech Center, a 38-acre office campus located in Sorrento Mesa featuring 644,000 square feet and 1.2 million square feet of development entitlements.

•	Completed the disposition of Austin Research Park, an office project featuring two four-story buildings totaling approximately 280,000 square feet located in Austin, Texas for $55 million.

•	Completed the disposition of One Renaissance Square, a 492,000 square foot office building in Phoenix, Arizona for $128.8 million.

•
Completed new leases and renewals totaling 812,625 square feet, including 273,000 square feet of new leases for a new building in Park Place with New Century and Gibson, Dunn & Crutcher and a 186,000 square foot renewal with Cardinal Health at Wateridge Plaza.

Second Quarter 2005 Financial Results

Funds from Operations (FFO) available for common shareholders for the quarter ended June 30, 2005 was $22.8 million, or $0.53 per diluted share, compared to FFO available for common shareholders of $21.0 million or $0.49 per diluted share for the three months ended June 30, 2004. Second quarter 2005 results included a $1.1 million (including $672,000 reflected in discontinued operations), or $0.02 per diluted share, loss on the early extinguishment of debt related to the sales of Austin Research Park and One Renaissance Square office buildings. Excluding the losses on early extinguishment of debt, FFO available to common shareholders would have been $23.7 million, or $0.55 per diluted share for the three months ended June 30, 2005.

FFO available for common shareholders for the six months ended June 30, 2005 was $43.0 million, or $1.00 per diluted share, compared to FFO available for common shareholders of $40.4 million, or $0.95 per diluted share for the six months ended June 30, 2004. Excluding losses on early extinguishment of debt, FFO available to common shareholders would have been $44.9 million, or $1.04 per diluted share for the six months ended June 30, 2005.

Net loss available to common shareholders for the quarter ended June 30, 2005 was $12.1 million, or $0.28 per diluted share, compared to net income available to common shareholders of $4.3 million, or $0.10 per diluted share, for the quarter ended June 30, 2004. Net loss available to common shareholders for the six months ended June 30, 2005 was $14.7 million, or $0.34 per diluted share, compared to net income available to common shareholders of $10.2 million, or $0.24 per diluted share, for the six months ended June 30, 2004.

The weighted average number of diluted common shares outstanding was 43,146,500 for the quarter ended June 30, 2005 (43,336,808 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the quarter ended June 30, 2004 was 42,487,711.

The weighted average number of diluted common shares outstanding was 43,035,896 for the six months ended June 30, 2005 (43,217,427 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the six months ended June 30, 2004 was 42,494,029.

The Company currently owns 25.1 million square feet, consisting of 22 properties with approximately 14.7 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 10.1 million square feet, plus surface parking, which in total accommodates over 32,500 vehicles. The Company also owns undeveloped land that it believes can support up to 8.2 million square feet of office, retail and residential uses and 11.8 million square feet including structured parking (only at Park Place).

Mr. Richard Gilchrist, President and Co-Chief Executive Officer commented, “We are pleased to have successfully executed the dispositions of two of our non-core assets during the quarter as planned. We maintained our leased rate as of the end of the quarter and completed a significant lease renewal in San Diego. The two major leases signed at Park Place position us to commence development at this property and our current plans include breaking ground on a new office building at Park Place in the third quarter. In the second half of 2005, we plan to continue to execute on our plans to reduce our debt as well as begin the process for development at our other Southern California projects to capitalize on trends of reduced vacancy and increasing tenant demand.”

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, August 3, 2005, to discuss the financial results of the second quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International); no passcode is required. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through August 10, 2005. To access this replay dial 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is 37818422. A webcast replay will also be available through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company’s growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with our company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

(Tables follow)

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2005	December 31, 2004

ASSETS
Investments in real estate:	$3,664,912	$2,419,743
Less: accumulated depreciation and amortization	(239,005)	(199,078)
	3,425,907	2,220,665
Assets associated with real estate held for sale	232,977	-
	3,658,884	2,220,665

Cash and cash equivalents	39,060	64,495
Restricted cash	127,637	71,123
Rents and other receivables	9,949	8,038
Deferred rents	28,930	24,734
Due from affiliates	3,972	3,913
Deferred leasing costs and value of in-place leases, net	224,871	152,528
Deferred loan costs, net	24,211	15,826
Acquired above market leases	49,735	37,207
Other assets	14,306	5,365
Total assets	$4,181,555	$2,603,894

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage loans	$3,076,730	$1,550,250
Other secured loans	120,200	255,200
Accounts payable and other liabilities	109,647	77,330
Dividends and distributions payable	24,694	24,692
Capital leases payable	7,367	5,408
Acquired lease obligations	108,575	81,449
Obligations associated with real estate held for sale	194,939	-
Total liabilities	3,642,152	1,994,329

Minority interests	53,332	72,198
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
44,153,642 and 43,258,489 shares issued and outstanding at
June 30, 2005 and December 31, 2004, respectively	442	433
Additional paid-in capital	658,767	653,099
Unearned and accrued stock compensation, net	(3,968)	(5,184)
Accumulated deficits and dividends	(168,684)	(119,033)
Accumulated other comprehensive (loss) income, net	(586)	7,952
Total stockholders' equity	486,071	537,367
Total liabilities, minority interests and stockholders' equity	$4,181,555	$2,603,894

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2005	June 30, 2004

Revenues:
Rental	$74,611	$44,844
Tenant reimbursements	27,793	18,088
Hotel operations	5,763	5,285
Parking	10,648	7,813
Management, leasing and development
services to affiliates	1,001	956
Interest and other	1,119	514
Total revenues	120,935	77,500

Expenses:
Rental property operating and maintenance	24,594	16,462
Hotel operating and maintenance	3,821	3,574
Real estate taxes	10,586	5,416
Parking	2,990	2,188
General and administrative and other	5,959	6,062
Depreciation and amortization	43,254	20,139
Interest	40,827	14,134
Loss from early extinguishment of debt	442	-
Total expenses	132,473	67,975
(Loss) income from continuing operations before
minority interests	(11,538)	9,525
Minority interests attributable to continuing operations	3,118	(976)
(Loss) income from continuing operations	(8,420)	8,549

Income from discontinued operations before minority interests	1,399	675
Minority interests attributable to discontinued operations	(268)	(138)
Income from discontinued operations	1,131	537

Net (loss) income	(7,289)	9,086

Preferred stock dividends	(4,766)	(4,766)
Net (loss) income available to common shareholders	$(12,055)	$4,320

Basic and diluted (loss) income per share from continuing operations
available to common shareholders	$(0.31)	$0.09

Basic and diluted (loss) income per share available to common shareholders	$(0.28)	$0.10

Weighted-average common shares outstanding:
Basic	43,146,500	42,334,249

Diluted	43,146,500	42,487,711

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30, 2005	June 30, 2004

Revenues:
Rental	$130,257	$81,275
Tenant reimbursements	48,614	36,991
Hotel operations	11,678	10,484
Parking	19,715	14,962
Management, leasing and development
services to affiliates	1,262	1,653
Interest and other	1,831	1,362
Total revenues	213,357	146,727

Expenses:
Rental property operating and maintenance	43,161	30,968
Hotel operating and maintenance	7,665	7,285
Real estate taxes	18,354	10,404
Parking	5,585	4,235
General and administrative and other	12,283	10,498
Depreciation and amortization	71,025	36,317
Interest	64,772	27,064
Loss from early extinguishment of debt	1,650	-
Total expenses	224,495	126,771
(Loss) income from continuing operations before
minority interests	(11,138)	19,956
Minority interests attributable to continuing operations	3,971	(2,376)
(Loss) income from continuing operations	(7,167)	17,580

Income from discontinued operations before minority interests	2,530	1,302
Minority interests attributable to discontinued operations	(489)	(267)
Income from discontinued operations	2,041	1,035

Net (loss) income	(5,126)	18,615

Preferred stock dividends	(9,532)	(8,367)
Net (loss) income available to common shareholders	$(14,658)	$10,248

Basic and diluted (loss) income per share from continuing operations
available to common shareholders	$(0.39)	$0.22

Basic and diluted (loss) income per share available to common shareholders	$(0.34)	$0.24

Weighted-average common shares outstanding:
Basic	43,035,896	42,332,085

Diluted	43,035,896	42,494,029

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(12,055)	$4,320	$(14,658)	$10,248
Adjustments:
Minority interests	(2,850)	1,114	(3,482)	2,643
Real estate depreciation and amortization	43,155	20,078	70,827	36,165
Real estate depreciation and amortization
included in discontinued operations	-	904	654	1,808
Funds from operations available to common shareholders and unit holders (FFO)	$28,250	$26,416	$53,341	$50,864

Company share of FFO (b)	$22,847	$21,000	$43,032	$40,435

FFO per share - basic	$0.53	$0.50	$1.00	$0.96
FFO per share - diluted	$0.53	$0.49	$1.00	$0.95

Reconciliation of FFO to FFO before loss from early
extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$28,250	$26,416	$53,341	$50,864
Add: loss from early extinguishment of debt	442	-	1,650	-
Add: loss from early extinguishment of debt - discontinued operations	672	-	672	-
FFO before loss from early extinguishment of debt	$29,364	$26,416	$55,663	$50,864

Company share of FFO before loss from early extinguishment
of debt (b)	$23,748	$21,000	$44,905	$40,435

FFO per share before loss from early extinguishment of debt -
basic	$0.55	$0.50	$1.04	$0.96
FFO per share before loss from early extinguishment of debt -
diluted	$0.55	$0.49	$1.04	$0.95
__________
(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financings to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)
Based on an 80.9% and 79.5% weighted average interest in our operating partnership for the three months ended June 30, 2005 and 2004, respectively and an 80.7% and 79.5% weighted average interest in our operating partnership for the six months ended June 30, 2005 and 2004, respectively.